Evolus Reports Fourth Quarter and Full-Year 2025 Financial Results; Delivers Sixth Consecutive Year of Double-Digit Growth and Expects Sustainable Profitability1 Beginning in 2026

•Total Net Revenue of $90.3 Million for the Fourth Quarter and $297.2 Million for the Full-Year 2025, Representing Growth of 14% and 12% Over the Prior Year
•Delivered GAAP Operating Income of $4.2 Million for the Fourth Quarter; Non-GAAP Operating Income of $7.1 Million for Q4 2025, Above Prior Guidance Range
•Full-Year GAAP Operating Expenses of $229.8 Million in 2025; Non-GAAP Operating Expense of $209.7 Million, Within the Company’s Guidance Range of $208 Million to $213 Million, with Second Half 2025 Expenses Declining 4% Compared to the First Half, Driving Meaningful Year-Over-Year Operating Leverage in the Second Half
•2026 Net Revenue Guidance of $327 Million to $337 Million, Which Represents 10% to 13% Growth from 2025 Results
•2026 Non-GAAP Operating Expense Guidance Reflects Meaningful Operating Leverage, With Only 0% to 3% Year-Over-Year Growth Resulting in a Range of $210 Million to $216 Million; Company Expects to Achieve a Low- to Mid-Single Digit Adjusted EBITDA Margin in 2026

NEWPORT BEACH, Calif., March 3, 2026 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the fourth quarter and full-year ended December 31, 2025.

“In 2025 we generated nearly $300 million in total net revenue delivering our sixth consecutive year of double-digit growth,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Our performance beauty positioning supported by clinically differentiated products has enabled us to continue to outpace the market while strengthening U.S. and International share for Jeuveau® and successfully expanding our U.S. injectable portfolio with the launch of Evolysse™. The consistency of our relative outperformance reflects the durability of our commercial model and the growing relevance of our portfolio to today’s aesthetic consumer.”

We achieved profitability1 in the fourth quarter, reflecting the benefits of decisive expense actions we implemented in the second quarter, proactively rebasing our expense structure to align with current market conditions while preserving our growth trajectory,” Moatazedi continued. “With our core commercial infrastructure now in place, we expect to deliver on our 2026 revenue guidance while growing non-GAAP operating expenses at a modest 0% to 3% and expanding operating leverage to result in a low- to mid-single digit Adjusted EBITDA margin. This disciplined framework, together with key value-creating milestones ahead including the European launch of Estyme®, the anticipated approval of Evolysse™ Sculpt in the U.S., and continued momentum across our injectable aesthetics portfolio positions us to drive leverage expansion over the next three years and achieve 13% to 15% Adjusted EBITDA margins in 2028. As we advance toward sustainable profitability and meaningful free cash flow, we expect to have the financial flexibility to actively manage our capital structure while continuing to invest in growth, reinforcing the strength and durability of our long-term value creation strategy.”

Fourth Quarter and Full-Year 2025 Highlights and Recent Developments

•The company’s key performance indicators demonstrated continued momentum during the fourth quarter, reflecting increasing customer penetration, strong reorder behavior, and the scalability of Evolus’ digitally enabled commercial platform.
◦Total purchasing accounts increased by over 600 in the fourth quarter. Since launch, more than 17,700 customers have purchased from Evolus, with more than 3,000 purchasing Evolysse™, driving U.S. account penetration above 55%. Customer reorder rates are approximately 71%2, reflecting strong engagement and retention.
◦Members in the Evolus Rewards™ consumer loyalty program grew by more than 76,000 during the quarter to approach 1.4 million3, representing a total increase of 30% as compared to the fourth quarter of 2024.
◦Total Evolus Rewards™ redemptions for the quarter grew and reached an all-time high of over 249,0003 with existing patients receiving repeat treatments at the rate of approximately 70%, which demonstrates growing consumer adoption and utilization independent of broader market dynamics.

Fourth Quarter 2025 Financial Results
•Total net revenues for the fourth quarter of 2025 were $90.3 million, a 14% increase over the fourth quarter of 2024, driven by higher volumes across all products. Net revenue for the fourth quarter of 2025 included $83.1 million of global toxin revenue and $7.2 million of revenue from injectable hyaluronic acid (HA) gels.
•Gross profit margin and adjusted gross profit margin were 65.7% and 66.6%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the fourth quarter of 2025 were $55.1 million as compared to $57.3 million in the third quarter of 2025, including a $4.5 million benefit related to the revaluation of the contingent royalty obligation.
•Non-GAAP operating expenses for the fourth quarter of 2025 were $53.0 million, compared to $49.7 million in the third quarter of 2025, which includes timing of costs related to a customer event that shifted from the third quarter to the fourth quarter. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, and restructuring costs.
•GAAP income from operations for the fourth quarter of 2025 was $4.2 million, compared to GAAP loss from operations of $2.3 million in the fourth quarter of 2024.
•Non-GAAP income from operations in the fourth quarter of 2025 was $7.1 million compared to $6.7 million in the fourth quarter of 2024. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, amortization of intangible assets, and restructuring costs.
•As of December 31, 2025, the company had cash and cash equivalents of $53.8 million compared to $43.5 million on September 30, 2025, reflecting strong sales growth, working capital management, and prudent expense management.

Full Year 2025 Financial Results
•Total net revenues for full-year 2025 were $297.2 million, a 12% increase over full-year total net revenues in 2024, delivering double-digit growth for the sixth consecutive year. Total net revenue for the full-year 2025 included $274.5 million of global toxin revenue and $22.6 million of revenue from injectable HA gels.
•Gross profit margin and adjusted gross profit margin were 66.3% and 67.4%. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses were $229.8 million in 2025 compared to $216.7 million in 2024, including a $6.4 million benefit related to the revaluation of the contingent royalty obligation. Non-GAAP operating expenses were $209.7 million in 2025 and within the company’s guidance range of $208 million to $213 million. Notably, non-GAAP operating expenses in the second half of 2025 declined 4% compared to the first half of the year, reflecting the benefits of expense reduction measures taken in the year. Non-GAAP operating expenses for 2024 were $185.0 million. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, and restructuring costs.

•GAAP loss from operations was $32.7 million for 2025 compared to $34.4 million in 2024. Non-GAAP loss from operations in 2025 was $9.4 million compared to income of $0.3 million in 2024. Notably, the second half of 2025 generated over $4 million of non-GAAP operating income, compared to approximately breakeven performance in the second half of 2024, demonstrating the operating leverage created by the structural expense actions taken during the year. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation expense, depreciation and amortization, and restructuring costs.

Outlook
•Total net revenues for 2026 are projected to be between $327 million and $337 million, which represents 10% to 13% growth over the prior year.
•Evolus expects its adjusted gross profit margin for the full-year 2026 to be between 65.5% and 67.0%, reflecting an evolving revenue mix while maintaining a disciplined approach to margin optimization.
•Non-GAAP operating expenses for 2026 are estimated to be between $210 million and $216 million, representing a modest 0% to 3% growth over 2025 non-GAAP operating expenses, and reflecting meaningful operating leverage alongside continued operational efficiency.
•Evolysse™ and Estyme® injectable HA gels are anticipated to contribute 10% to 12% of total revenue for the full-year 2026, reflecting:
◦U.S. commercialization of Evolysse™ Form and Evolysse™ Smooth;
◦The anticipated commercial launch of Estyme® in Europe; and
◦The anticipated U.S. approval of Evolysse™ Sculpt in the fourth quarter of 2026, with guidance not assuming any revenue contribution from the product.
•The company expects to achieve a low- to mid-single digit adjusted EBITDA margin in 2026.
•2028 long-term financial outlook reflecting total net revenue between $450 million and $500 million, representing a three-year CAGR of 15% to 19%, and adjusted EBITDA margins of 13% to 15% for 2028, which reflects:
◦A recalibrated U.S. market outlook, reflecting current market conditions and a more conservative near-term growth environment;
◦Strengthened market share, driven by continued outperformance, portfolio expansion, and commercial execution; and
◦International business performance remaining on track, supported by continued execution across existing markets and the anticipated commercial launch of Estyme® in Europe.

The Company Noted:

•Based on announcements to date, Jeuveau®, a biologic, is not currently impacted by tariffs.
•Based on recent court decisions and executive actions, Evolysse™, which is classified as a medical device and imported from France, is currently subject to a 10% tariff. The administration has also communicated the possibility of an additional 5% tariff, which has not been formally implemented. The Company is evaluating the potential recovery of previously paid tariffs which were overturned by the U.S. Supreme Court. The Company continues to monitor policy developments and will evaluate any potential impact pending further guidance from the U.S. administration.
•Beginning in fiscal year 2026, the Company will transition its primary profitability metric from Non-GAAP Operating Income (Loss) to Adjusted EBITDA. This change is intended to improve comparability to industry peers, and will not impact reported results, as the reconciling items are consistent between both metrics.

Conference Call Information

Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13758456. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 “Profitability” is not a measure presented in accordance with GAAP. Within this press release, “profitability” for prior periods is defined as achieving positive non-GAAP operating income and for future periods is defined as achieving positive Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” below for more information on the company’s use and definitions of non-GAAP measures.

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2025.

3 Represents cumulative statistics from the launch of Evolus Rewards™ in May 2020 through December 31, 2025.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating income margin, Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues.

Non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin exclude (i) revaluation of the contingent royalty obligations, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) restructuring costs.

Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income tax expense, revaluation of the contingent royalty obligations, stock-based compensation expense, depreciation and amortization, restructuring costs, and other income (expense), net. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total net revenues.

Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset.

Management believes that non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating income margin, Adjusted EBITDA and Adjusted EBITDA margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations.

Management also believes that non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating income margin, Adjusted EBITDA and Adjusted EBITDA margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies.

The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations,non-GAAP operating income margin, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and may differ from other companies reporting similarly named measures.

Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, and non-GAAP income (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP income (loss) from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations” in the financial schedules below.

In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and Adjusted EBITDA for the full-year 2026 and Adjusted EBITDA margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, Adjusted EBITDA, or Adjusted EBITDA margin because a reconciliation of such measures to forward-looking GAAP operating expenses and GAAP net income (loss), respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market and revenue growth; the expected benefits of anticipated product launches, regulatory approvals and the company’s injectable HA gel portfolio; the company’s financial outlook for 2026 and beyond, including the assumptions set forth therein; and the company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, our reliance on consumer discretionary spending, unfavorable global economic conditions including trade disputes, tariffs and regulatory actions on imports, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 expected to be filed with the Securities and Exchange Commission on or about March 3, 2026. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Jeuveau® (known as Nuceiva® outside the United States) and Evolysse™ (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.

###

Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except loss per share data)

	(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$89,216	$78,956	$294,956	$264,306
Service revenue	1,084	(9)	2,220	1,968
Total net revenues	90,300	78,947	297,176	266,274
Cost of revenue:
Cost of goods sold	31,009	26,312	100,069	83,970
Gross profit	59,291	52,635	197,107	182,304
Operating expenses:
Selling, general and administrative	54,655	50,244	220,786	198,025
Research and development	3,481	2,430	9,576	9,172
Revaluation of contingent royalty obligation payable to Evolus Founders	(4,511)	1,565	(6,381)	7,176
Depreciation and amortization	1,446	710	4,345	2,342
Restructuring costs	—	—	1,443	—
Total operating expenses	55,071	54,949	229,769	216,715
Income (loss) from operations	4,220	(2,314)	(32,662)	(34,411)
Other income (expense):
Interest income	263	789	1,931	3,263
Interest expense	(3,978)	(4,573)	(19,694)	(18,735)
Other income (expense), net	10	(253)	(539)	127
Income (loss) before income taxes	515	(6,351)	(50,964)	(49,756)
Income tax expense	(385)	(440)	(677)	(664)
Net income (loss)	$130	$(6,791)	$(51,641)	$(50,420)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(19)	(216)	749	(478)
Comprehensive income (loss)	$111	$(7,007)	$(50,892)	$(50,898)
Net income (loss) per share, basic	$0.00	$(0.11)	$(0.80)	$(0.81)
Net income (loss) per share, diluted	$0.00	$(0.11)	$(0.80)	$(0.81)
Weighted-average shares outstanding used to compute basic net income (loss) per share	64,897	63,369	64,469	62,017
Weighted-average shares outstanding used to compute diluted net income (loss) per share	65,351	63,369	64,469	62,017
Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(in thousands)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$53,826	$86,952
Accounts receivable, net	54,697	47,682
Inventories	26,963	12,158
Prepaid expenses and other current assets	7,431	4,550
Total current assets	142,917	151,342
Noncurrent assets	82,951	81,227
Total assets	$225,868	$232,569
Accounts payable and accrued expenses	$58,951	$50,027
Other current liabilities	16,354	12,933
Total current liabilities	75,305	62,960
Long-term portion of term loan, net of discount and issuance costs	146,096	121,506
Other noncurrent liabilities	27,573	42,581
Total liabilities	$248,974	$227,047
Total stockholders’ equity (deficit)	$(23,106)	$5,522

Evolus, Inc.
Summary of Consolidated Cash Flows
(in thousands)

			(unaudited)
	Year Ended December 31,		Three Months Ended December 31,
	2025	2024	2025
Net cash (used in) provided by:
Operating activities	$(42,265)	$(17,999)	$12,827
Investing activities	(8,452)	(4,823)	(2,166)
Financing activities	17,337	47,414	77
Effect of exchange rates on cash and cash equivalents	254	(478)	(435)
Change in cash and cash equivalents	(33,126)	24,114	10,303
Cash and cash equivalents, beginning of period	86,952	62,838	43,523
Cash and cash equivalents, end of period	$53,826	$86,952	$53,826

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

			(unaudited)
	Year Ended December 31,		Three Months Ended December 31,
	2025	2024	2025	2024
Total net revenues	$297,176	$266,274	$90,300	$78,947
Cost of goods sold	100,069	83,970	31,009	26,312
Gross profit	197,107	182,304	59,291	52,635
Gross profit margin	66.3%	68.5%	65.7%	66.7%
Add: Amortization of distribution right intangible asset	3,160	2,955	808	665
Adjusted gross profit	$200,267	$185,259	$60,099	$53,300
Adjusted gross profit margin	67.4%	69.6%	66.6%	67.5%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(in thousands)

			(unaudited)
	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2025	2024	2025	2024	2025
GAAP operating expense	$229,769	$216,715	$55,071	$54,949	$57,341
Adjustments:
Revaluation of contingent royalty obligation	(6,381)	7,176	(4,511)	1,565	(107)
Stock-based compensation:
Included in selling, general and administrative	19,845	21,172	4,787	5,802	4,963
Included in research and development	853	1,016	360	303	172
Depreciation and amortization	4,345	2,342	1,446	710	1,143
Restructuring costs	1,443	—	—	—	1,443
Non-GAAP operating expense	$209,664	$185,009	$52,989	$46,569	$49,727

Evolus, Inc.
Reconciliation of GAAP Income (Loss) from Operations to
Non-GAAP Income (Loss) from Operations
(in thousands)

			(unaudited)
	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2025	2024	2025	2024	2025
GAAP income (loss) from operations	$(32,662)	$(34,411)	$4,220	$(2,314)	$(11,500)
Adjustments:
Revaluation of contingent royalty obligation	(6,381)	7,176	(4,511)	1,565	(107)
Stock-based compensation:
Included in selling, general and administrative	19,845	21,172	4,787	5,802	4,963
Included in research and development	853	1,016	360	303	172
Depreciation and amortization	4,345	2,342	1,446	710	1,143
Amortization of distribution right intangible assets	3,160	2,955	808	665	807
Restructuring costs	1,443	—	—	—	1,443
Non-GAAP income (loss) from operations	$(9,397)	$250	$7,110	$6,731	$(3,079)